SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 27, 2005
ALKERMES, INC.
(Exact Name of Registrant as Specified in its Charter)

PENNSYLVANIA	1-14131	23-2472830
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

88 Sidney Street
Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 494-0171
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
SIGNATURE

Item 7.01 Regulation FD Disclosure
On October 27, 2005, the United States District Court for the District of Massachusetts dismissed, in its entirety and with prejudice, a purported securities class action lawsuit against Alkermes and certain of its current and former officers and directors. The suit alleged misstatements by Alkermes regarding a new drug application filed with the U.S. Food and Drug Administration (FDA) for approval of RISPERDAL CONSTA®, which the FDA approved in 2003.
Last year, Alkermes and the individual defendants filed a motion seeking dismissal of the litigation on numerous legal grounds, and the Court referred that motion to a magistrate judge for issuance of a report and recommendation as to disposition of the motion. In early October 2005, a federal magistrate judge recommended that the motion be granted and that the litigation be dismissed in its entirety. After issuance of this ruling, on October 21, 2005, counsel for the lead plaintiff filed a stipulation with the Court in which the Company and the individual defendants joined providing for dismissal of this action, in its entirety and with prejudice. On October 27, 2005, the Court entered an order dismissing the action with prejudice as provided in such stipulation and terminating the case on the Court’s docket. Brian E. Pastuszenski, a senior partner at Goodwin Procter LLP, led the litigation team in defending Alkermes and the individual defendants in this purported securities class action lawsuit. He was assisted by Goodwin Procter associates Alexis Shapiro and Rebecca Hayes.
Alkermes, Inc. is a pharmaceutical company that develops products based on sophisticated drug delivery technologies to enhance therapeutic outcomes in major diseases. The Company’s lead commercial product, RISPERDAL CONSTA® [(risperidone) long-acting injection], is the first and only long-acting atypical antipsychotic medication approved for use in schizophrenia, and is marketed worldwide by Janssen-Cilag (Janssen), a wholly owned division of Johnson & Johnson. The Company’s lead proprietary product candidate, VIVITREX® (naltrexone long-acting injection), is being developed as a once-monthly injection for the treatment of alcohol dependence. The Company has a pipeline of extended-release injectable products and pulmonary drug products based on its proprietary technology and expertise. Alkermes’ product development strategy is twofold: the Company partners its proprietary technology systems and drug delivery expertise with several of the world’s finest pharmaceutical companies and it also develops novel, proprietary drug candidates for its own account. The Company’s headquarters are in Cambridge, Massachusetts, and it operates research and manufacturing facilities in Massachusetts and Ohio.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALKERMES, INC.
Date: October 31, 2005	By:	/s/ James M. Frates
James M. Frates
Vice President, Chief Financial Officer and Treasurer